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                                                                       EXHIBIT 5



                                   [ANGLOGOLD (JERRITT CANYON) CORP. LETTERHEAD]



Peter Dougherty
Vice President and CFO
Meridian Gold
9670 Gateway Drive, Suite 200
Reno NV 89511-8997


                                                                 March 25, 2003


Dear Peter;

We consent to references by Meridian Gold Inc. to our Mineral Resources and Ore Reserves report and inventory for the Jerritt Canyon Joint Venture as at December 31, 2001 and 2002.



                                       AngloGold (Jerritt Canyon) Corp.



                                       By:  /s/ Donald J. Birak
                                          ------------------------------------




                                       Name: Donald J. Birak
                                            ----------------------------------




                                       Title:  Vice President -- Exploration
                                             ---------------------------------


xc:  D.C. Ewigleben
     R.M. McAnany
     G.R. Struble